Exhibit 1A-4.1

PUBLIC OFFERING SUBSCRIPTION AGREEMENT

Units of Series C Convertible Preferred Stock and Warrants to Purchase Common Stock of

Worksport Ltd.

This Subscription Agreement relates to my/our agreement to purchase units, with each unit consisting of one (1) share of Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”) and a warrant to purchase one (1) share of common stock, $0.0001 par value per share, of the Company, (the “Units”), to be issued by Worksport Ltd., a Nevada corporation (the “Company”), for a purchase price of $3.25 per Unit, for a total purchase price of $__________ USD (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the final offering circular for the sale of the Units, dated [*], 2025, contained in the offering statement on Form 1-A declared “qualified” by the U.S. Securities and Exchange Commission (the “SEC”) on [*], 2025 (the “Offering Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular.

I understand that if I wish to purchase Units, I must complete this Subscription Agreement and submit the applicable Subscription Price as set forth herein. Subscription funds will be held by and at an FDIC insured bank in compliance with SEC Rule 15c2-4, with funds released to the Company at closing, as described in the Offering Circular through a clearing firm or an escrow account. I may pay the Subscription Price either though my brokerage account held with the clearing firm or by forwarding funds directly to the escrow account. The escrow account will be maintained by Enterprise Bank & Trust as escrow agent. In the event that the offering is terminated prior to the initial closing, the Units will not be sold to investors pursuant to this offering and all funds will be returned to investors from escrow without interest or deduction. Similarly, if the offering is terminated after one or more closings, additional Units will not be sold and any funds then held in escrow will be returned to investors from the escrow account. If any portion of the Units intended to be purchased by me is not sold in the offering, any funds paid by me for such portion of the Units will be returned to me promptly, without interest or deduction.

In order to induce the Company to accept this Subscription Agreement for the Units and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Type of Ownership

☐ Individual      ☐ Joint      ☐ Institution

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner:	Joint-Owner/Minor: (If applicable.)
Name:	Name:
Social Security/Tax ID Number:	Social Security/Tax ID Number:
Street Address:	Street Address:
City:	City:
State:	State:
Postal Code:	Postal Code:
Country:	Country:
Phone Number:	Phone Number:
Email Address:	Email Address:

3. Investor Eligibility Certifications

I understand that to purchase Units, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), or, unless the securities issued in the offering initially trade on a national securities exchange, I must limit my investment in the Units to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

I hereby represent and warrant that I meet the qualifications to purchase Units because:

☐ The aggregate purchase price for the Units I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐ I am an accredited investor.

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this Subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds maintained in my account or transmitted herewith shall either, as the case may be, not be debited from my account or be returned to the undersigned in full, with any interest accrued thereon or deduction.

5. I have received the Offering Circular.

6. I accept the terms of the Amended and Restated Articles of Incorporation, as amended, and Certificate of Designations for the Series C Preferred Stock of the Company.

7. I am purchasing the Units for my own account.

8. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws

9. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored by and accessible from Digital Offering servers. You and the Company each hereby consent and agree that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

10. Delivery Instructions. All shares of Series C Preferred Stock that is included in the Units will be issued at the transfer agent in book entry. All warrants that are included in the Units will be issued and delivered separately to each of the investors. On closing you will receive a notice of your holdings delivered to the address of record above.

11. Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT BUT NOT INCLUDING CLAIMS UNDER THE FEDERAL SECURITIES LAWS) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BY AGREEING TO THIS WAIVER, THE SUBSCRIBER IS NOT DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

12. Choice of Law and Jurisdiction. This Agreement shall be governed by the laws of the State of Nevada as applied to contracts entered into and to be performed entirely within the State of Nevada.

Digital Offering, LLC is registered with the SEC as a broker-dealer. This Client Relationship Summary provides details about our brokerage and advisory services, fees, and other important information. Please review the information prior to submitting this Subscription at 99208b_d8863d2146894a828d4fb744e5f96fd5.pdf (digitaloffering.com.). DealMaker Securities, LLC is part of the sales process providing services to issuers, but does not offer services to retail investors, and does not recommend securities transactions to issuers or investors.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

[SIGNATURE PAGE FOLLOWS]

I acknowledge that I have reviewed the client relationship summary link provided above.

SIGNATURES:

Subscriber:

Name:
Email:
Date:

ACCEPTANCE

The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of

By:
Name:

Company: Worksport Ltd.
Title: Chief Executive Officer and President

U.S. ACCREDITED INVESTOR CERTIFICATE

The investor (the “Investor”) hereby represents and warrants that that the Investor is an “Accredited Investor,” as defined by Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and that the Investor meets at least one (1) of the following criteria (initial all that apply) or that the Investor is not an Accredited Investor and meets none of the following criteria (initial as applicable):

☐ A bank, as defined in Section 3(a)(2) of the Securities Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(a)(13) of the Securities Act; an investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are Accredited Investors;

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of $5,000,000;

☐	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds $1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth;

☐	The Investor is a natural person (individual) who had an individual income in excess of $200,000 (or joint income with the Investor spouse or spousal equivalent in excess of $300,000) in each of the two previous years and who reasonably expects a gross income of the same this year;

☐	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

☐	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor;

☐	a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

☐	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐	An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	A rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	An entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in category 23 above and whose prospective investment in the issuer is directed by such family office as referenced above;

☐	A natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

☐	A corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities, with total assets of more than $5,000,000; or

☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

DATED:

INVESTOR:

(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title: